As filed with the Securities and Exchange Commission on July 11, 2025.

Registration No. 333‑

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________

FORM S-8
______________________

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________

STEELCASE INC.
(Exact name of registrant as specified in its charter)

Michigan		38-0819050
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

901 44th Street SE
Grand Rapids,	Michigan	49508
(Address of Principal Executive Offices)		(Zip Code)

Steelcase Inc. Incentive Compensation Plan
(Full title of the plan)

Megan Blazina
Vice President, Chief Legal Officer and Secretary
901 44th Street SE
Grand Rapids, Michigan 49508
(Name and address of agent for service)

(616) 247-2710
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐	Non-accelerated filer	☐	Smaller reporting company	☐	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Pursuant to General Instruction E of Form S-8, this registration statement of Steelcase Inc. (the "Company") registers 2,000,000 shares of the Company's Class A Common Stock ("Class A Common Stock") reserved for issuance under the Steelcase Inc. Incentive Compensation Plan, as amended and restated as of July 9, 2025. Pursuant to General Instruction E of Form S-8, the contents of the Company's registration statements on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on February 23, 1998 (File No. 333-46711), November 30, 2000 (File No. 333-50964), January 6, 2003 (File No. 333-102361), October 5, 2007 (File No. 333-146530), July 16, 2021 (File No. 333-257944), September 22, 2023 (File No. 333-274642) and July 12, 2024 (File No. 333-280770) (the "Prior Registration Statements"), are incorporated by reference into this registration statement. Upon the effectiveness of this registration statement, a total of 39,684,969 shares of Class A Common Stock, consisting of 37,684,969 shares of Class A Common Stock registered under the Prior Registration Statements and the 2,000,000 shares of Class A Common Stock registered hereby, will have been registered for issuance under the Steelcase Inc. Incentive Compensation Plan.
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed with the Commission by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this registration statement:
•the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2025;
•the Company’s Quarterly Report on Form 10-Q for the quarterly period ended May 30, 2025;
•the Company’s Current Report on Form 8-K filed July 11, 2025 and Amendment No. 1 to Current Report on Form 8-K filed July 11, 2025; and
•the description of the Class A Common Stock set forth in Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2020.
All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 5. Interests of Named Experts and Counsel.
The validity of the shares of Class A Common Stock being registered pursuant to this registration statement has been passed upon by Liesl A. Maloney, Vice President, Deputy General Counsel & Assistant Secretary of the Company. Ms. Maloney is a participant in various employee benefit plans of the Company, including the Steelcase Inc. Incentive Compensation Plan, under which she holds restricted stock units and cash-based awards.

Item 8. Exhibits.

Exhibit No.	Description
4.1
Second Restated Articles of Incorporation of Steelcase Inc., as amended (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Commission on July 15, 2011).

4.2	Amended By-laws of Steelcase Inc., as amended January 11, 2023 (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Commission on January 13, 2023).
5.1	Opinion of Liesl A. Maloney, Vice President, Deputy General Counsel & Assistant Secretary of the Company.
23.1	Consent of Deloitte & Touche, LLP.
23.2	Consent of Liesl A. Maloney (included in Exhibit 5.1).
24.1	Power of attorney (included on signature pages to this registration statement).
99.1
Steelcase Inc. Incentive Compensation Plan, as amended and restated as of July 9, 2025 (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Commission on July 11, 2025).

107	Filing fee table.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on July 11, 2025.

STEELCASE INC.

By:	/s/ David C. Sylvester
David C. Sylvester Senior Vice President, Chief Financial Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Sara E. Armbruster and David C. Sylvester, and each of them, as such person’s true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as such person may or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 11, 2025.

Signature	Title

/s/ SARA E. ARMBRUSTER	President and Chief Executive Officer, Director (Principal Executive Officer)
Sara E. Armbruster

/s/ DAVID C. SYLVESTER	Senior Vice President, Chief Financial Officer (Principal Financial Officer)
David C. Sylvester

/s/ NICOLE C. MCGRATH	Vice President, Corporate Controller & Chief Accounting Officer (Principal Accounting Officer)
Nicole C. McGrath

/s/ TIMOTHY C. E. BROWN	Director
Timothy C. E. Brown

/s/ CONNIE K. DUCKWORTH	Director
Connie K. Duckworth

/s/ SANJAY GUPTA	Director
Sanjay Gupta

/s/ TODD P. KELSEY	Director
Todd P. Kelsey

/s/ JENNIFER C. NIEMANN	Director
Jennifer C. Niemann

Signature	Title

/s/ ROBERT C. PEW III	Chair of the Board, Director
Robert C. Pew III

/s/ CATHY D. ROSS	Director
Cathy D. Ross

/s/ CATHERINE C. B. SCHMELTER	Director
Catherine C. B. Schmelter

/s/ LINDA K. WILLIAMS	Director
Linda K. Williams